Exhibit 23.1

LOGO of Rose Snyder & Jacobs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 29, 2010, relating to the consolidated financial statements of MMRGlobal, Inc. (formerly MMR Information Systems, Inc.) and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rose, Snyder & Jacobs

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California

August 4, 2010